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                       U.S. SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                 ____________________


                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934






Date of report (Date of earliest event reported)  MARCH 26, 1998
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                                DEOTEXIS, INC.
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                (Exact Name of Registrant as Specified in Its Charter)



    NEVADA                                 0-23328            13-3666344
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(State or Other Jurisdiction of         (Commission            (I.R.S.
Employer                                File Number)   Identification Number)
Incorporation or Organization)



        885 THIRD AVENUE, SUITE 2900, NEW YORK, NEW YORK  10022-4834
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                       (Address of Principal Executive Offices)


                               (212) 829-5698
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                 (Registrant's Telephone Number, Including Area Code)

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ITEM 5 - OTHER EVENTS

          Deotexis, Inc. (the "Company") today announced that its application to list all its Common Stock, par value $0.001, on the Mezzanine Market of the Bermuda Stock Exchange, under the "Restricted Marketing Category," has been approved by the Bermuda Stock Exchange authorities.

          Gerold Tebbe, Vice Chairman of the Board and Chief Executive Officer, commented, "We have listed our stock on the Bermuda Mezzanine Market because this is an institutional market, where the Company's shares are traded in minimum lots of at least $100,000."

          Deotexis, Inc. which was organized under the laws of the U.S. State of Nevada in 1992, is a development stage company which owns the patents and proprietary rights for controlled-release delivery systems. In 1988 the Company's core patent was challenged by The Procter & Gamble Company, whose case was dismissed by the European Patent Office late in 1996.

          The Company's President, Mr. Gerold Tebbe, is the inventor and developer of the Deotexis patents and products employing those patented processes. The patented Deotexis systems are based on the combination of microencapsulated active substances with flexible, fleece-type fabrics. The systems permit the controlled release of toiletries, cosmetics, pharmaceuticals and other household and personal care products. The Deotexis systems are designed to reduce the frequency with which a particular substance must be administered and are potentially of interest to a very diverse group of customers.

          Deotexis expects to derive its future revenues principally from royalties paid by potential licensees. Potential licensees of the Company's technology are large and medium-sized corporations. The Company's marketing plan anticipates that some potential licensees will require products manufactured by the Company or a Company sub-contractor. The Company therefore intends to acquire an operating company with manufacturing capabilities and a strong management in Europe or the United States, though the Company has not signed any definitive agreements with respect to such an acquisition and has not arranged for financing to permit it to consummate such an acquisition, and there can be no assurance of the Company's ability to do so. Initial test-marketing of the Company's controlled-release delivery systems has been completed in Germany and other parts of Europe, and these regions will continue to be the focus of the Company's development activities in the medium term.

          The following individuals serve on the Board of Directors of Deotexis, Inc.

          ROBERT F. WRIGHT, CHAIRMAN (age 72), based in New York, is a former Partner with Arthur Andersen LLP and is currently a Director or Chairman of several national and international financial and industrial companies.

          GEROLD TEBBE, VICE CHAIRMAN AND CEO (age 48), based in Monaco, is a former textile designer who operated his family company in Germany until 1990, and has since been self-employed as an inventor and developer.

          AUBREY L. COLE (age 74), a consultant for Aubrey Cole Associates, a management consulting and investment concern, was formerly Vice Chairman of the Board of Directors of Champion International Corporation (a publicly traded forest products company).

          DAVID F. BOLGER (age 65), is the President of Bolger & Co., Inc., which for the past 32 years has been active in the financing of fixed assets for major corporations and in various corporate activities.

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          MICHAEL J. ROSENBERG (age 69), is a member of the Board of Directors of several U.S. corporations, and is a former executive of Rosenthal & Rosenthal, Inc., in New York.

          IRA T. WENDER (age 71), is a former partner in the New York law firm of Patterson, Belknap, Webb & Tyler.

          TONY KIRK (age 45), is a partner in Kirk & Maeder, a management consulting firm in Switzerland.

          This Form 8-K is intended to provide an outlook for 1998 and beyond. To the extent any statements made herein, including this section, deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside the Company's control and are subject to various risk factors that could cause the Company's results to be materially different from those presented or alluded to herein. These may include, without limitation, the inherent risk of product development failure, foreign exchange risks, regulatory risks and risks related to proprietary rights, market acceptance and competition.


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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        DEOTEXIS, INC.



DATE:  March 26, 1998                   By:  /s/ Gerold Tebbe
                                           --------------------------------
                                             Gerold Tebbe, President,
                                             Chief Executive Officer,
                                             Secretary and Treasurer




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